SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                                  FORM S-8
                            REGISTRATION STATEMENT
                                   Under
                          The Securities Act of 1933

                            EXTEN INDUSTRIES, INC.
                            ----------------------
           (Exact name of registrant as specified in its charter)

           Delaware                                  52-1412493
           --------                                  ----------
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
 incorporation or organization)

                      9620 Chesapeake Drive, Suite 201
                            San Diego, CA 92123
                      --------------------------------
              (Address of Principal Executive Office)(Zip Code)

                        2000 EMPLOYEE BENEFIT PLAN
                        --------------------------
                         (full title of the plan)

                             W. Gerald Newmin
                     9620 Chesapeake Drive, Suite 201
                        San Diego, California 92123
                     --------------------------------
                  (Name and address of agent for service)

                              (858) 496-0173
                              --------------
       (Telephone number, including area code, of agent for service)

                          ---------------------------

                        CALCULATION OF REGISTRATION FEE

===============================================================================

   Title of      Amount    Proposed maximum   Proposed maximum    Amount of
securities to    to be      offering price   aggregate offering  registration
be registered  registered    per share(1)         price(1)          fee

Common Stock,
$.01 par
value          35,000,000       $.215           $7,525,000        $1,986.60

===============================================================================
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (c) and (h)(1), based on the closing price of the Company's Common Stock as of June 27, 2000.

Exhibit index is located at sequentially paginated page number 4.


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                                   PART II

                          INFORMATION REQUIRED IN THE
                            REGISTRATION STATEMENT


Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following documents of Exten Industries, Inc., a Delaware corporation (the "Company"), previously filed with the Commission are incorporated herein by reference:

     1. Annual Report on Form 10-KSB for the year ended November 30, 1999 (the "Annual Report").

     2.  Quarterly Report on Form 10-QSB for the Period ended
         February 28, 2000.

     3. The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed by the Registrant to register the Common Stock under the Exchange Act, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the Common Stock offered hereby.

     In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into the prospectus and to be a part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES.

     The common stock of the Company, $.01 par value per share (the "Common Stock"), is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     None.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or employee benefit plan ("director"), that is made a party to any proceeding by reason of service in that capacity unless it is established that the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or the director actually received an improper personal benefit in money, property or services; or, in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. Indemnification may be against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director in connection with the proceeding, but if the proceeding was one by or in the right of the corporation, indemnification may not be made in respect of any proceeding in which the director shall be adjudged to be liable to the corporation. Such indemnification may not be made unless authorized for a specific proceeding after a determination has been made, in a manner prescribed by law, that indemnification is permissible in the circumstances because the director has met the applicable standard of conduct. The director must be indemnified for expenses, however, if he has been successful in the defense of the proceeding or as otherwise ordered by a court. The law also prescribes the circumstances under which a corporation may advance expenses to, or obtain insurance or similar cover for, directors.

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     The Company's Certificate of Incorporation provides for indemnification of the officers and directors of the Company and eliminates the liability of a director or officer to the Company or its stockholders for money damages to the fullest extent permitted by Delaware law.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

Item 8.  EXHIBITS.

     See Exhibit Index appearing at sequentially numbered page 4.

Item 9.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against pubic policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                 EXHIBIT INDEX


Exhibit                                                              Sequential
 Number     Description                                               Page No.
-------     ----------------------------------------------------     ----------
  4.1        2000 Employee Benefit Plan of Exten Industries, Inc.,        6
             adopted by the shareholders as of May 17, 2000.

  5.1        Opinion of Jeffers, Shaff & Falk, LLP.                      16

 23.1        Consent of Logan Throop & Co.                               18

 23.2        Consent of Jeffers, Shaff & Falk, LLP                       16
             (included in Exhibit 5.1).

 24.1        Power of Attorney (included on the Signature Page).          5

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                                  SIGNATURES


     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on June 27, 2000.

                                       EXTEN INDUSTRIES, INC.

                                       By:  /s/   W. Gerald Newmin
                                            --------------------------------
                                            W. Gerald Newmin, CEO, Secretary
                                               and Chairman of the Board